CERTIFICATE OF AMENDMENT

                                OF

                       CERTIFICATE OF TRUST

                                OF

                          STARSHIP FUNDS


  (Pursuant to Section 3810 of the Delaware Business Trust Act)



         It is hereby certified that:

          1. The name of the Trust is Starship Funds
(the "Trust").

          2. FIRST: NAME: of the Certificate of Trust is hereby amended to reflect a change of name of the Trust, and shall read in its entirety as set forth below:

             "FIRST: NAME. The name of the business trust formed hereby is ---- Black Diamond Funds."

          3. The undersigned person is a trustee of the Trust.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Trust on April 29,
2002.


                      STARSHIP FUNDS

                               By: /S/ LAURENCE SCHWEIGER
                                  -------------------------------
                                  Name: Laurence Schweiger
                                  Title: Trustee


04088.0001 #321028